TherapeuticsMD, Inc. 8-K

Exhibit 99.1

FOR IMMEDIATE RELEASE

TherapeuticsMD Further Strengthens Board with Appointment of New Independent Director
– Karen L. Ling Appointed as Independent Director –

BOCA RATON, Fla. – April 22, 2020 – On behalf of the Board of Directors of TherapeuticsMD, Inc. (NASDAQ: TXMD), an innovative, leading women’s healthcare company, Chairman Tommy G. Thompson today announced the appointment of Karen L. Ling to the Company’s Board of Directors.

“We are excited to welcome Karen to the TherapeuticsMD Board of Directors. Karen is an accomplished executive with experience leading the human resources functions at a variety of companies and has spent the majority of her career in women’s health,” said former Governor and Secretary of Health and Human Services, Thompson. “We believe that Karen’s skill set will further complement our Board of Directors and our Company’s recent transformation into a commercial organization.”

“I'm delighted to be joining the Board of Directors of TherapeuticsMD. With its mission to improve the health and welfare of women, TherapeuticsMD brings much needed innovation and investment to the women’s healthcare market. This appointment also has special meaning for me. I built my career at Wyeth, Merck and Allergan when those companies had significant women's healthcare presences,” said Ms. Ling. “With TherapeuticsMD, I join a company dedicated to women’s healthcare and developing products with large, undervalued market opportunities. I look forward to working with the Board and management team.”

Ms. Ling is an accomplished human resources executive with more than 25 years of pharmaceutical experience. Ms. Ling joined American International Group, Inc. (AIG) as its as Executive Vice President and Chief Human Resources Officer in July 2019 and is responsible for aligning AIG’s talent strategy with the company’s long-term strategic, operational and financial objectives. She oversees all aspects of human capital management, including talent development, talent acquisition, training, compensation and benefits, and diversity and inclusion. Ms. Ling joined AIG from Allergan plc, where she served as Executive Vice President and Chief Human Resources Officer from 2015 to 2019. Prior to its acquisition of Allergan, Ms. Ling was Senior Vice President, Human Resources and Chief Human Resources Officer at Actavis plc. Previously Ms. Ling was Senior Vice President of Human Resources for Merck Global Human Health and Merck Consumer Care. Prior to that role, she was Vice President of Global Compensation and Benefits at Merck. Prior to its acquisition by Merck, she was Group Vice President, Global Compensation & Benefits at Schering-Plough. Ms. Ling also spent 14 years at Wyeth in various positions of increasing responsibility, most recently as Vice President of Employee Benefits and Compensation. Prior to joining Wyeth, she practiced corporate law with Goldstein and Manello, P.C. in Boston. Ms. Ling holds a J.D. from Boston University School of Law and a B.A. from Yale University.

As part of the Board’s continued review of its composition and effectiveness, the Board has reduced its size from eleven directors to nine directors. In connection with this reduction in size, directors Robert V. LaPenta, Jr. and Jane Barlow, M.D. agreed to resign from the Board, effective April 16, 2020. Following the appointment of Ms. Ling, the Company’s Board of Directors consists of nine members with no vacancies.

In connection with Mr. LaPenta, Jr.’s resignation, Mr. Angus C. Russell was appointed as the Chairman of the Company’s Audit Committee and Mr. Paul M. Bisaro was appointed as a member of the Audit Committee.

“Our Board of Directors has determined that this is the right time to reduce the size of the Board to nine members. As a result of and in support of this action, Rob LaPenta and Jane Barlow have decided to resign from the Board now in advance of the Company’s 2020 Annual Meeting of Stockholders. The Board and I would like to thank Rob and Jane for their service and contributions to the Company. Rob joined the Board in 2012 and was an integral advisor on financial matters during our drug development process. Jane has provided invaluable guidance to the Company during its three commercial launches,” said former Governor and Secretary of Health and Human Services Thompson. “We wish Rob and Jane well in their future endeavors and are happy that both have agreed to remain advisors to the Company.”

About TherapeuticsMD

TherapeuticsMD, Inc. is an innovative, leading healthcare company, focused on developing and commercializing novel products exclusively for women. Our products are designed to address the unique changes and challenges women experience through the various stages of their lives with a therapeutic focus in family planning, reproductive health, and menopause management. The Company is committed to advancing the health of women and championing awareness of their healthcare issues. To learn more about TherapeuticsMD, please visit www.therapeuticsmd.com or follow us on Twitter: @TherapeuticsMD and on Facebook: TherapeuticsMD.

Forward-Looking Statements

This press release by TherapeuticsMD, Inc. may contain forward-looking statements. Forward-looking statements may include, but are not limited to, statements relating to TherapeuticsMD’s objectives, plans and strategies as well as statements, other than historical facts, that address activities, events or developments that the company intends, expects, projects, believes or anticipates will or may occur in the future. These statements are often characterized by terminology such as "believes," "hopes," "may," "anticipates," "should," "intends," "plans," "will," "expects," "estimates," "projects," "positioned," "strategy" and similar expressions and are based on assumptions and assessments made in light of management’s experience and perception of historical trends, current conditions, expected future developments and other factors believed to be appropriate. Forward-looking statements in this press release are made as of the date of this press release, and the company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of the company’s control. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in the sections titled "Risk Factors" in the company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as reports on Form 8-K, and include the following: the effects of the COVID-19 pandemic; the company’s ability to maintain or increase sales of its products; the company’s ability to develop and commercialize IMVEXXY®, ANNOVERA®, BIJUVA® and its hormone therapy drug candidates and obtain additional financing necessary therefor; whether the company will be able to comply with the covenants and conditions under its term loan facility, including the conditions to draw an additional tranche thereunder and whether the lender will make such tranche available; the potential of adverse side effects or other safety risks that could adversely affect the commercialization of the company’s current or future approved products or preclude the approval of the company’s future drug candidates; whether the FDA will approve the efficacy supplement for the lower dose of BIJUVA; the company’s ability to protect its intellectual property, including with respect to the Paragraph IV notice letters the company received regarding IMVEXXY and BIJUVA; the length, cost and uncertain results of future clinical trials; the company’s reliance on third parties to conduct its manufacturing, research and development and clinical trials; the ability of the company’s licensees to commercialize and distribute the company’s products; the ability of the company’s marketing contractors to market ANNOVERA; the availability of reimbursement from government authorities and health insurance companies for the company’s products; the impact of product liability lawsuits; the influence of extensive and costly government regulation; the volatility of the trading price of the company’s common stock and the concentration of power in its stock ownership. PDF copies of the company’s historical press releases and financial tables can be viewed and downloaded at it website: www.therapeuticsmd.com/pressreleases.aspx.

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Investor Contact

Nichol Ochsner

Vice President, Investor Relations

561-961-1900, ext. 2088

Nochsner@TherapeuticsMD.com